Exhibit 99.3

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

Report of Independent Registered Public Accounting Firm

To the Supervisory Board and Shareholders

of Przedsiebiorstwo „Polmos” Białystok S.A.

We have audited the accompanying consolidated balance sheets of Przedsiebiorstwo “Polmos” Białystok S.A. as of December 31, 2004 and 2003, and the related statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Przedsiebiorstwo “Polmos” Białystok S.A. at December 31, 2004 and 2003, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers Sp. z o.o.

October 12, 2005

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

BALANCE SHEET

Amounts in columns expressed in thousands of U.S. dollars

		December 31,
	Note	2004	2003
ASSETS
CURRENT ASSETS
Cash & cash equivalents		$36,480	$31,154
Restricted cash		1,735	—
Short-term investments	8	52,155	14,225
Securities subject to repurchase agreements	8	12,571	16,239
Trade accounts receivable, net	4	28,741	17,808
Inventories	5	4,238	3,195
Prepaid expenses and other receivables		3,092	1,616
Deferred income taxes	6	1,721	2,296

TOTAL CURRENT ASSETS		140,733	86,533

Intangible assets, net		146	66
Tangible fixed assets, net	7	10,578	8,666
Deferred income taxes	6	708	577
Long-term investments	8	21	8,792
Other assets		212	172

TOTAL ASSETS		$152,398	$104,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable		$5,143	$3,981
Taxes payable	6	42,350	25,939
Liabilities to shareholders	12	70,308	—
Other accrued liabilities		2,321	1,760

TOTAL CURRENT LIABILITIES		120,122	31,680

Employee benefits	9	3,727	3,037

TOTAL NONCURRENT LIABILITIES		3,727	3,037

STOCKHOLDERS’ EQUITY
Common stock (11,900,000 and 16,900,000 shares authorized and outstanding respectively in 2004 and 2003 year, PLN 10 par value)		26,288	42,395
Retained earnings		(18,212)	22,811
Accumulated other comprehensive income		20,473	4,883

TOTAL STOCKHOLDERS’ EQUITY		28,549	70,089

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$152,398	$104,806

See accompanying notes

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

STATEMENTS OF INCOME

Amounts in columns expressed in thousands of U.S. dollars

	Note	2004	2003	2002
Sales		$317,501	$249,779	$251,852
Less –Excise taxes		(235,949)	(181,566)	(191,789)

Net Sales		81,552	68,213	60,063

Cost of goods sold		50,976	40,026	33,701

Gross profit		30,576	28,187	26,362
Selling, general and administrative expenses		10,364	10,307	9,835
Allowance for doubtful debt		(609)	4,269	1,487

Operating income		20,821	13,611	15,040
Non-operating income / (expense)
Profit on investments		4,384	1,077	309
Profit on sales of accounts receivable	4	1,923	—	—
Interest expense		(16)	(1)	(8)
Interest income		854	1,639	2,922
Other expense, net		(281)	(628)	(374)

Income before income taxes		27,685	15,698	17,889
Income tax expense	6	(5,310)	(5,312)	(5,253)

Net income		$22,375	$10,386	$12,636

See accompanying notes

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

Amounts in columns expressed in thousands of U.S. dollars

	Common Stock		Retained Earnings	Accumulated other comprehensive income		Total
	No. of Shares	Amount		Unrealized gains on long- term investments, net of deferred tax	Foreign currency translation adjustment
Balance at December 31, 2001	5,400	13,546	35,101	—	—	48,647

Net income for 2002	—	—	12,636	—	—	12,636
Unrealized gains on long-term investments, net of deferred tax	—	—	—	362	—	362
Foreign currency translation adjustment	—	—	—	—	2,492	2,492

Comprehensive income for 2002	—	—	—	—	—	15,490
Dividend paid			(3,173)			(3,173)

Balance at December 31, 2002	5,400	13,546	44,564	362	2,492	60,964

Net income for 2003	—	—	10,386	—	—	10,386
Unrealized gains on long-term investments, net of deferred tax	—	—	—	253	—	253
Foreign currency translation adjustment	—	—	—	—	1,776	1,776

Comprehensive income for 2003	—	—	—	—	—	12,415
Share issue	11,500	28,849	(28,849)		—	—
Dividend paid	—	—	(3,290)	—	—	(3,290)

Balance at December 31, 2003	16,900	42,395	22,811	615	4,268	70,089

Net income for 2004	—	—	22,375	—	—	22,375
Unrealized gains on long-term investments, net of deferred tax			—	(615)	—	(615)
Foreign currency translation adjustment	—	—	—	—	16,205	16,205

Comprehensive income for 2004	—	—	—	—	—	37,695
Stock retirement	(5,000)	(16,107)	(51,624)	—	—	(67,731)
Dividend paid	—	—	(11,774)	—	—	(11,774)

Balance at December 31, 2004	11,900	26,288	(18,212)	—	20,473	28,549

See accompanying notes

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

STATEMENTS OF CASH FLOWS

Amounts in columns expressed in thousands of U.S. dollars

	Year ended December 31,
	2004	2003	2002
Operating activities
Net income	$22,375	$10,386	$12,636
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,606	1,366	1,291
Gain on investments	(4,384)	(1,077)	(309)
Interest received	(854)	(1,639)	(2,922)
Other	587	855	361
Changes in operating assets and liabilities:
Accounts receivable	(6,465)	5,596	15,497
Inventories	(242)	637	480
Prepayments and other current assets	(1,069)	(413)	464
Trade accounts payable	163	(97)	(678)
Income and other taxes	11,069	4,011	(5,762)
Sales/(Purchases) of trading securities, net	(23,598)	(23,409)	(6,256)
Other liabilities	48	159	(1,852)

Net cash provided by/(used in) operating activities	(764)	(3,625)	12,950

Investing activities
Purchases of intangible assets	(134)	(45)	(48)
Purchases of tangible fixed assets	(1,272)	(1,257)	(708)
Interest received	854	1,639	2,922
Sales/(Purchases) of investments, net	12,337	—	(7,813)
Increase in restricted cash	(1,735)	—	—

Net cash provided by / (used in) investing activities	10,050	337	(5,647)

Financing activities
Dividend payment	(11,774)	(3,290)	(3,173)

Net cash used in financing activities	(11,774)	(3,290)	(3,173)

Currency effect on brought forward cash balances	7,814	979	1,196

Net increase / (decrease) in cash	5,326	(5,599)	5,326
Cash and cash equivalents at beginning of period	31,154	36,753	31,427

Cash and cash equivalents at end of period	$36,480	$31,154	$36,753

Supplemental disclosures of cash flow information

Income tax paid	$4,050	$5,270	$5,700

See accompanying notes

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

1. Organization and Description of Business

Przedsiebiorstwo “Polmos” Białystok Spółka Akcyjna (hereinafter referred to as “Polmos Białystok” or the “Company”) is a Polish enterprise that was established as a result of the privatization of a state owned enterprise. The Company is based in North-East Poland and has been in operation since 1928. In May 2005 the Company was listed on the Warsaw Stock Exchange (WSE), with 32% of outstanding shares floated. The remaining shares are held by employees and the State Treasury with 61% of the company designated for sale to a strategic investor.

The Company’s primary source of earnings is the production and sale of vodka, including the Absolwent and Zubrówka brands.

2. Significant Accounting Policies

The significant accounting policies and practices followed by the Company are as follows:

Basis of Presentation

The Company maintains its accounts and prepares its statutory financial statements in Polish zloty (PLN) in accordance with Polish statutory requirements and the Accounting Act of 29 September 1994. The statutory financial statements have been adjusted to reflect accounting principles generally accepted in the United States of America (U.S. GAAP).

The financial statements are prepared under U.S. GAAP and have been presented in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements.

Foreign Currency Translation and Transactions

The functional currency for the Company is the Polish zloty. For the preparation of these financial statements in the US Dollar reporting currency, assets and liabilities are translated at the exchange rate in effect at each year-end. The Income Statements are translated at the average rate of exchange prevailing during the respective year. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders’ equity. Transaction adjustments arising from operations as well as gains and losses from any specific foreign currency transactions are included in the reported net income for the period.

The exchange rates used on Polish zloty denominated transactions and balances for translation purposes as of December 31, 2004 and 2003 for one U.S. Dollar were 2.99 PLN and 3.74 PLN, respectively. As of October 10, 2005 the Polish Zloty to U.S. Dollar conversion rate was 3.20 PLN.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Segment Reporting

The Company operates in one industry segment, production and sales of alcoholic beverages. These activities are conducted by the Company in Poland. All revenues, operating profits and assets relate to this business.

Cash, cash equivalents and restricted cash

The Company considers all highly liquid investments purchased with an original or remaining maturity of less than three months at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions. Restricted cash represents short-term deposits with a bank pledged as a security for a guarantee issued to the customs office.

Investments

The Company’s investments comprise Polish government bills and bonds, Corporate bonds, Municipal bonds and Certificates of Deposits. Investments with remaining maturities of less than one year or that the Company’s intent is to hold for less than one year are considered to be short-term. These investments are held in the custody of several major financial institutions.

Debt and equity securities designated as available-for-sale, whose fair values are readily determinable, are carried at fair value with unrealized gains or losses included as a component of accumulated other comprehensive income, net of applicable taxes. Debt and equity securities classified as trading securities are carried at fair value with unrealized gains or losses included in income. Individual securities classified as available-for-sale are reduced to net realizable value by a charge to income for other than temporary declines in fair value. Realized gains and losses are determined on the specific identification method and are reflected in the income statement.

The Company recognizes an impairment charge when a decline in the fair value of its investments below the cost basis are judged to be other-than-temporary. The Company considers various factors in determining whether to recognize an impairment charge, including the length of time and extent to which the fair value has been less than the Company’s cost basis, the financial condition and near-term prospects of the investee, and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

The Company also has investments in the securities of privately held companies. These investments are carried at cost as fair value is not readily determinable. The Company monitors these investments for impairment and makes appropriate reductions in carrying values if the Company determines that an impairment charge is required based primarily on the financial condition and near-term prospects of these companies.

Securities subject to repurchase agreements

The securities subject to repurchase agreements represent the buy and sale back of government bills. This securities are transferred by the financial institutions to the Company in exchange for the cash and agreement to reacquire that security at a future date for an amount equal to the cash exchanged plus specified interest. These securities are carried at fair value with unrealized gains and losses included in the income statement.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the Company’s assessment of the collectibility of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay.

Inventories

Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method. Raw materials are valued at the acquisition cost. Work in progress and finished goods are valued at the actual production cost which includes direct costs and allocation of fixed production overheads.

Tangible fixed assets

Tangible fixed assets are stated at cost, less accumulated depreciation. Depreciation of tangible fixed assets is computed by the straight-line method over the following useful lives:

Type	Estimated useful life in years
Transportation equipment	5
Software, copyrights	2
Trademarks	5
Computers and IT equipment	3.33
Production machinery and equipment	5-15
Structures	25
Buildings	40

The Company periodically reviews tangible fixed assets for indicators of impairment. When the carrying of the fixed asset is greater than its recoverable amount, an impairment loss is recognized.

Employee benefits

The Company’s employees are entitled to retirement bonuses and payments for long-service (“jubilee awards”) and accordingly the Company provides for the current value of the liability related to these benefits. A provision is calculated based on the terms set in the collective labor agreement. The amount of the provision for retirement bonuses depends on the age of employees and the pre-retirement time of work for the Company and equals 100%-800% of the monthly salary. The amount of jubilee awards is paid for employees who serve the Company for more than 15 years and ranges from 150% to 800% of the monthly salary depending on the number of years of service.

The Company does not create a specific fund designated for the payments and all payments related to the benefits are charged to the income statement. The provision for the employees’ benefits is calculated annually using the projected unit method and any losses or gains resulting from the valuation are immediately recognized in the income statement.

The Company also contributes to State and privately managed defined contribution plans. Contributions to defined contribution plans are charged to the income statement in the period in which they are incurred.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Comprehensive income/(loss).

Comprehensive income is defined as all changes in equity during a period except those resulting from investments by owners and distributions to the owners. Comprehensive income includes net income adjusted by, among other items, foreign currency translation adjustments and the effect of revaluation of long-term investments, net of deferred tax.

Revenue recognition

Revenue derived from beverage distribution is recognized when goods are delivered to customers. Net sales are stated net of customer discounts, sales tax (VAT) and excise tax.

The Company computes and records deferred income taxes in accordance with the liability method. Deferred tax assets and liabilities are recorded based on the difference between the accounting and tax basis of the underlying assets and liabilities based on enacted tax rates expected to be in effect for the year in which the differences are expected to reverse.

3. Stockholders equity

As a State owned enterprise, the Company was obliged to pay a dividend in the amount of 15% of income after the current tax charge in advance during the year with the final dividend settled at year end.

Distribution of retained earning can not exceed the sum of retained earning brought forward from prior year and half current year earnings less provision for losses amounting to at least 33% of share capital.

In May 2005, the Company was listed on the Warsaw Stock Exchange (WSE), with 32% of outstanding shares floated. From this point the Company is not obliged to pay 15% dividend to the State Treasury.

4. Trade accounts receivable and allowances for doubtful debts

Changes in the allowance for doubtful debts were as follows:

	Year ended December 31,
	2004	2003	2002
Trade accounts receivable, gross	$42,998	$33,816	$34,399

Allowances for doubtful debts
Balance, beginning of year	$16,008	$11,601	$9,926
Effect on foreign exchange movement on opening balance	924	940	721

Allowance for bad debts – reported in income statement	(609)	4,269	1,487
Utilization of allowance for doubtful debts	(2,066)	(802)	(533)

Balance, end of year	$14,257	$16,008	$11,601

Trade accounts receivable, net	$28,741	$17,808	$22,798

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

In 2004, the Company sold overdue accounts receivable with a net value of $598 thousand for $2,521 thousand.. The net realized profit on the sale was $1,923 thousand.

The increase of gross trade accounts receivable by $9,182 thousand in 2004 resulted mainly from the foreign exchange movements in the amount of $8,482 thousand.

5. Inventories

Total inventories comprise:

	December 31,
	2004	2003
Raw materials	3,521	2,515
Work in progress	113	187
Finished goods	604	493

Total inventories	$4,238	$3,195

6. Income, deferred taxes and tax payable

Total income tax expense varies from expected income tax expense computed at Polish statutory rates (28% in 2002, 27% in 2003 and 19% in 2004) as follows:

	Year ended December 31,
	2004	2003	2002
Tax at Polish statutory rate	$5,260	$4,238	$5,009

Effect of changes in tax rates on net deferred tax assets	—	1,210	114
Permanent differences	50	(136)	130

Income tax expense	$5,310	$5,312	$5,253

Including:
Current tax charge	5,259	5,330	5,993
Deferred tax	51	(18)	(740)

The tax liabilities (including corporate income tax, Value Added Tax (VAT), social security and other taxes) may be subject to examinations by Polish tax authorities for up to five years from the end of the year the tax is payable. As the application of tax laws and regulations, and transactions are susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date upon final determination by the tax authorities.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Significant components of the Company’s deferred tax assets are as follows:

	2004	2003
Deferred tax assets:
Allowance for doubtful accounts receivable	$2,221	$2,493
Provision for Employee benefits	708	577
Accrual for customer discounts	203	343
Provision for inventory	24	33
Other	178	161

Deferred tax asset	$3,334	$3,608
Deferred tax liability
Depreciation of assets	162	102
Deferred tax reserve for investment relief	429	401
Valuation of financial assets	307	230
Other	7	2

Deferred tax liability	$905	$735

Total net deferred tax asset	$2,429	$2,873

Classified as:
Current deferred tax asset	1,721	2,296
Non-current deferred tax asset	708	577

The increase of tax payable by $16,411 thousand in 2004 resulted mainly from the increase of foreign exchange movements with respect to accounts payable in the amount of $6,506 thousand and the increase of exercise tax and VAT due to higher sales in December 2004 than in December 2003.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

7. Tangible fixed assets

Tangible fixed assets, presented net of accumulated depreciation in the balance sheets, consist of:

	Buildings	Machinery and Equipment	Transportation	Other	Construction in progress	Total
Acquisition Cost 2003
Balance as at December 31, 2002	5,190	10,066	903	303	—	16,462

Effects of foreign exchange movement	138	268	24	8	—	438
Additions	34	1,140	79	85	7	1,345
Disposals	—	(260)	(24)	(2)	—	(286)

Balance as at December 31, 2003	5,362	11,214	982	394	7	17,959

Cumulative Depreciation 2003
Balance as at December 31, 2002	1,806	5,495	578	180	—	8,059

Effects of foreign exchange movement	48	146	15	5	—	214
Depreciation charge	161	908	98	51	—	1,218
Disposals	—	(172)	(24)	(2)	—	(198)
Balance as at December 31, 2003	2,015	6,377	667	234	—	9,293

Net book value December 31, 2003	3,347	4,837	315	160	7	8,666

Acquisition Cost 2004
Balance as at December 31, 2003	5,362	11,214	982	394	7	17,959

Effects of foreign exchange movement	1,345	2,812	246	99	2	4,504
Additions	175	791	147	65	127	1,305
Disposals	—	(51)	(85)	(1)	—	(138)

Balance as at December 31, 2004	6,882	14,765	1,290	557	136	23,630

Cumulative Depreciation 2004
Balance as at December 31, 2003	2,015	6,377	667	234	—	9,293

Effects of foreign exchange movement	505	1,600	167	59	—	2,331
Depreciation charge	204	1,124	124	83	—	1,534
Disposals	—	(40)	(65)	(1)	—	(106)
Balance as at December 31, 2004	2,725	9,060	893	374	—	13,052

Net book value December 31, 2004	4,157	5,705	397	183	136	10,578

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

8. Investments

Short-term investments and securities subject to repurchase agreements, as of December 31, 2004 consist of:

				Classified as:
	Cost basis	Unrealized gains	Recorded basis	Short-term investments	Securities subject to repurchase agreements
Investments funds	13,376	657	14,034	14,034	—
Certificates of deposit	11,061	32	11,093	11,093	—
Government bills	24,221	528	24,748	12,177	12,571
Corporate bonds	2,675	649	3,324	3,324	—
Government bonds	2,561	177	2,738	2,738	—
Municipal bonds	8,695	95	8,789	8,789	—

Total	$62,589	2,138	64,726	52,155	12,571

As of December 31, 2004 investments with a maturity up to 1 year amounted to $61,402 thousand, those with a maturity from 1 year to 3 years amounted to $780 thousand and those with a maturity over 3 years amounted to $2,544 thousand.

Short-term investments and securities subject to repurchase agreements, as of December 31, 2003 consist of:

				Classified as:
	Cost basis	Unrealized gains	Recorded basis	Short-term investments	Securities subject to repurchase agreements
Bills of exchange	7,610	40	7,650	—	7,650
Government bills	8,556	33	8,589	—	8,589
Corporate bonds	2,004	20	2,024	2,024	—
Government bonds	6,689	113	6,802	6,802	—
Municipal bonds	5,332	67	5,399	5,399	—

Total	$30,191	273	30,464	14,225	16,239

The investments in securities are classified as trading securities as they are used with the objective of generating proceeds on short term differences in price. The proceeds and gains realized on the sale of the investments in 2004 and 2003 are as follows:

	2004	2003
Historical costs of investments and securities subject to repurchase agreements	475,508	396,149
Gross realized gain	4,384	1,077
Proceeds from the sale of investments	$479,892	$397,226

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Long-term investments consist of:

	December 31, 2004	December 31, 2003
Investment fund	—	8,775
Other shares and equity interests	21	17

Total long-term investments	$21	$8,792

In 2004, the Company sold long term investments and as a result reclassified a revaluation gain of $615 from accumulated other comprehensive income into earnings of the period.

9. Employee benefits

Changes in the employee benefits were as follows:

	Jubilee awards	Retirement bonus	Total employee benefits
As of December 31, 2002	$2,262	$568	$2,830

Effects of foreign exchange movement	60	15	75
Increase of provision	338	124	462
Utilization of provision	(282)	(48)	(330)

As of December 31, 2003	$2,378	$659	$3,037

Effects of foreign exchange movement	575	172	747
Increase of provision	253	69	322
Decrease of provision	(72)	(11)	(83)
Utilization of provision	(266)	(31)	(297)

As of December 31, 2004	$2,869	$858	$3,727

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

The Company expects payments of employee benefits in next five years as follows:

Benefits to be paid next years	Jubilee awards	Retirement bonus	Total employee benefits
2005	335	19	354
2006	336	62	398
2007	414	41	455
2008	381	55	436
2009	362	41	403

Total benefits to be paid	$1,828	$218	$2,046

10. Financial instruments, commitments and contingent liabilities

Financial instruments and their fair values

Financial instruments include cash and cash equivalents, accounts receivable, certain other current assets, trade accounts payable and other payables. These financial instruments are disclosed separately in the balance sheets and their carrying values approximate their fair market values. Financial instruments are denominated in stable currencies and they are of a short-term nature whose interest rates approximate current market rates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable from Polish companies. Credit is given to customers only after a thorough review of their credit worthiness. The Company does not normally require collateral with respect to credit sales. The Company routinely assesses the financial strength of its customers. As of December 31, 2004 and 2003, the Company had no significant concentrations of credit risk. The Company has not experienced large credit losses in the past. The Company restricts temporary cash investments to investment funds, certificates of deposits, government securities, corporate notes and bonds, municipal securities with high credit ratings.

Inflation and currency risk

The Polish government has adopted policies that in recent years have lowered and made more predictable the country’s level of inflation. The annual rate of inflation was approximately 1.1% in 2002, 1.7% in 2003 and 3.5% in 2004. Using average National Bank of Poland exchange rates for the full year, the zloty in comparison to the U.S. Dollar appreciated by 9% in 2004, 2.6% in 2003 and 3.7% in 2002.

Contingence liabilities

The Company does not have any contingence liabilities and derivative instruments as of December 31, 2004.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

11. Related party transactions

The Company was owned 100% by the State Treasury until its privatization. Therefore payments due to the State can be recognized as related party transactions.

The payments made to the State Treasury consist primarily of VAT (sales tax), excise tax, income tax and dividends and the retirement of shares presented as a liability to shareholders.

The Company’s main supplier of spirits used for production is Polmos Torun S.A. (“Polmos Torun”), that is owned by the State Treasury. Polmos Torun supplies approximately 65%-70% of the total value of rectified spirit purchased by the Company. The total value of spirits purchased by the Company from Polmos Torun was $14,541 thousand in 2004 and $8,497 thousand in 2003.

The accounts payable to Polmos Torun as at December 31, 2004 was $1,520 thousand and as at December 31, 2003 was $1,765 thousand.

12. Liabilities to stockholders

On December 16, 2004 the Company repurchased from the State Treasury and retired 5,000,000 shares. The fair value of the shares purchased was $67,731 thousand (PLN 210,250 thousand). As of December 31, 2004 the amount due was unpaid and is reflected as a liability to the State Treasury. The excess of the value of retired shares over their nominal value was recognized as a decrease of the retained earnings amounting $51,624 thousand (PLN 160,250 thousand). As of December 31, 2004 the amount of a liability to the State Treasury, increased to $70,308 thousand due to exchange rate changes. This liability to the State Treasury was paid in July 2005.

13. Subsequent events

On July 11, 2005 the Polish State Treasury concluded the share sale agreement to sell 61% of Polmos Białystok to Central European Distribution Corportion for a total purchase price of 1.06 billion PLN, conditional upon obtaining the Anti-monopoly Office approval. On October 12, 2005 following approval from the Anti-monopoly Office, the State Treasury closed the share sale agreement.